EX-99.CODE ETH

                             July 2003

                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
              SENIOR FINANCIAL OFFICERS ADOPTED PURSUANT TO RULES
        PROMULGATED UNDER SECTION 406 OF THE SARBANES-OXLEY ACT OF 2002

I.   COVERED OFFICERS/PURPOSE OF THE CODE

     This code of ethics (the "Code") of the registered investment companies set forth in Exhibit A (collectively, the "Funds" and each, a "Fund") applies to each Fund's principal executive officer, principal financial officer and principal accounting officer (the "Covered Officers" each of whom are set forth in Exhibit B) for the purpose of promoting:

  o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  o full, fair, accurate, timely and understandable disclosure in reports and documents that the Fund files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Fund;

  o  compliance with applicable laws and governmental rules and regulations;

  o the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

  o  accountability for adherence to the Code.

     Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. COVERED OFFICERS SHOULD HANDLE ETHICALLY ACTUAL AND APPARENT CONFLICTS OF INTEREST

     OVERVIEW. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or the Covered Officer's service to, a Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of the Covered Officer's family, receives improper personal benefits as a result of the Covered Officer's position with the Fund.

     Certain conflicts of interest arise out of the relationships between Covered Officers and a Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940 ("Investment Company Act") and the Investment Advisers Act of 1940 ("Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with a Fund because of their status as "affiliated persons" of the Fund. Each Fund's and its investment adviser's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code. Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a

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result of, the contractual relationship between a Fund and its investment adviser or a third party service provider of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Funds or for its investment adviser or a third party service provider, or for one or more of them), be involved in establishing policies and implementing decisions that will have different effects on the adviser, third party service provider and the Funds. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Company and the adviser or third party service provider and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Funds' Boards of Directors (the "Boards") that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

     Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act.

III. DISCLOSURE AND COMPLIANCE

  o Each Covered Officer of a Fund should become familiar with the disclosure requirements generally applicable to the Fund;

  o each Covered Officer of a Fund should not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund's Directors and auditors, and to governmental regulators and selfregulatory organizations;

  o each Covered Officer of a Fund should, to the extent appropriate within the Covered Officer's area of responsibility, consult with other officers and employees of the Fund and its investment adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund files with, or submits to, the SEC and in other public communications made by the Fund; and

  o it is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.  REPORTING AND ACCOUNTABILITY

Each Covered Officer of a Fund must:

  o upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that the Covered Officer has received, read and understands the Code;

  o annually thereafter affirm to the Board that the Covered Officer has complied with the requirements of the Code;



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  o  not retaliate against any other Covered Officer or any employee of the Fund or its affiliated persons for reports of potential violations that are made in good faith; and

  o notify the Compliance Officer of the Fund promptly if the Covered Officer knows of any violation of this Code. Failure to do so is itself a violation of this Code.

     The Compliance Officer of a Fund is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. The Compliance Officer of the Fund is authorized to consult, as appropriate, with counsel to the Fund and counsel to the Directors of the Fund who are not "interested persons," as defined by Section 2(a)(19) of the Investment Company Act, of the Fund (the "Independent Directors"), and is encouraged to do so. However, any approvals or waivers1 will be considered by Independent Directors.

     Each Fund will follow these procedures in investigating and enforcing this
Code:

  o the Compliance Officer will take all appropriate action to investigate any reported potential violations;

  o if, after such investigation, the Compliance Officer believes that no violation has occurred, the Compliance Officer is not required to take any further action;

  o any matter that the Compliance Officer believes is a violation will be reported to the Independent Directors;

  o if the Independent Directors concur that a violation has occurred, it will inform and make a recommendation to the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the Fund's investment adviser or Board; or a recommendation to dismiss the Covered Officer; and

  o any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.   OTHER POLICIES AND PROCEDURES

     This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of each Fund, the Fund's investment adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The code of ethics under Rule 17j-1 under the Investment Company Act of each Fund, its

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1  For this purpose, the term "waiver" includes the approval by the Fund of a material departure from a provision of the code of ethics or the Fund's failure to take action within a reasonable period of time regarding a material departure from a provision of the code of ethics that has been made known to Fund management.


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investment adviser and principal underwriter is a separate requirement applying to the Covered Officers and others, and is not part of this Code.

VI.  AMENDMENTS

     Any amendments to this Code, other than amendments to Exhibit A or B, must be approved or ratified by a majority vote of the Board, including a majority of the Independent Directors.

VII. CONFIDENTIALITY

     All reports and records relating to a Fund prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Fund's investment adviser or Board, counsel to the Fund and counsel to the Independent Directors.

VIII. INTERNAL USE

     The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Fund, as to any fact, circumstance, or legal conclusion.

Date:_____________


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                                   EXHIBIT A

                      FUNDS COVERED BY THIS CODE OF ETHICS

The Asia Tigers Fund, Inc.

The India Fund, Inc.

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                                   EXHIBIT B

                     PERSONS COVERED BY THIS CODE OF ETHICS

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NAME OF COVERED OFFICER                    POSITION WITH FUNDS
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Bryan McKigney                        Principal Manager (Principal Executive
                                      Officer)
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Alan Kaye                             (Principal Financial Officer)
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Alan Kaye                             (Principal Accounting Officer)
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